UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 21, 2012, Packaging Corporation of America (the “Company”) executed an Underwriting Agreement with the underwriters named therein to sell $400,000,000 aggregate principal amount of 3.900% Senior Notes due 2022 (the “2022 Notes”). The closing of the offering occurred on June 26, 2012. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

In connection with the issuance of the 2022 Notes, the Company notified the trustee under its 5.75% Senior Notes due 2013 (the “2013 Notes”), that it will redeem all of its outstanding 2013 Notes on July 26, 2012.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated June 21, 2012

4.1	Indenture, dated as of July 21, 2003, between the Company and U.S. Bank National Association (Incorporated herein by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003)

4.2	Officers’ Certificate, dated as of June 26, 2012, pursuant to Section 301 of the Indenture, dated July 21, 2003, by and between Packaging Corporation of America and U.S. Bank National Association, as Trustee

5.1	Opinion of Kirkland & Ellis LLP

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)

By:	/s/ KENT A. PFLEDERER
Vice President, General Counsel and Secretary (Authorized Officer)

Date: June 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 21, 2012

4.1	Indenture, dated as of July 21, 2003, between the Company and U.S. Bank National Association (Incorporated herein by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003)

4.2	Officers’ Certificate, dated as of June 26, 2012, pursuant to Section 301 of the Indenture, dated July 21, 2003, by and between Packaging Corporation of America and U.S. Bank National Association, as Trustee

5.1	Opinion of Kirkland & Ellis LLP